Exhibit 23.3

Asset Consulting Services Software Integrated Solutions 4600 J Barry Court Suite 200 Canonsburg, Pennsylvania 15317 USA Tel: +1-724-416-9700 Fax: +1-724-416-9705

CONSENT OF SOFTWARE INTEGRATED SOLUTIONS

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Montage Resources Corporation filed under the Securities Act of 1933, as amended, of our report dated January 21, 2019, with respect to estimates of reserves of Montage Resources Corporation. We also hereby consent to the incorporation by reference of all references to our firm and information from our report dated January 21, 2019 included in the Annual Report on Form 10-K of Montage Resources Corporation for the fiscal year ended December 31, 2018, which is incorporated by reference in this Registration Statement.

Software Integrated Solutions
Division of Schlumberger Technology Corporation

/s/ Charles M. Boyer II

Charles M. Boyer II, PG, CPG
Advisor – Unconventional Reservoirs
Technical Team Leader

Canonsburg, Pennsylvania

June 6, 2019